UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2026 (August 18, 2026)

Silexion Therapeutics Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42253	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

12 Abba Hillel Road Ramat-Gan, Israel	5250606
(Address of principal executive offices)	(Zip Code)

+972-3-7564999

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.135 per share	SLXN	The Nasdaq Stock Market LLC
Warrants exercisable for Ordinary Shares at an exercise price of $15,525.00 per share	SLXNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 18, 2026, Silexion Therapeutics Corp, a Cayman Islands exempted company (the “Company”, “we”, “us” or “our”) received a delisting notice from the Nasdaq Listing Qualifications Department in respect of a listing deficiency relating to our non-compliance with the minimum shareholders’ equity requirement for continued listing on The Nasdaq Capital Market. That delisting notice is subject to the Company’s right to request an appeal of the determination before a Nasdaq Hearings Panel (a “Panel”) by August 25, 2026, which the Company intends to request in a timely manner.

The listing deficiency relates to our non-compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on The Nasdaq Capital Market that are listed under the Equity Standard to maintain a minimum of $2,500,000 of shareholders’ equity for continued listing. Our quarterly report on Form 10-Q for the period ended June 30, 2026 reported shareholders’ equity of $44,000, and we do not currently meet any of the alternative continued listing standards of The Nasdaq Capital Market. While we believed we had restored compliance with the shareholders’ equity requirement as of the August 14, 2026 filing date of that Form 10-Q, as determined on a pro forma basis as of June 30, 2026, based on our net losses subsequent to June 30, 2026 , we do not currently meet the requirement.

As previously disclosed, following a Panel decision dated September 23, 2025, we are subject to a Mandatory Hearings Panel Monitor pursuant to Nasdaq Listing Rule 5815(d)(4)(B), under which the Nasdaq Listing Qualifications Department is not permitted to grant us additional time to regain compliance with respect to any deficiency arising during the one-year monitoring period, and accordingly the Nasdaq Listing Qualifications Department Nasdaq Listing Qualifications Department issued the delisting notice to us.

As part of our strategy for our appeal, we intend to present to the Panel evidence that we have taken steps and will continue to take steps to restore and maintain compliance with the shareholders’ equity requirement. There can be no assurance, however, that our appeal will be successful or that the Panel will grant us any additional time to regain compliance with that requirement. To the extent the Company’s appeal is not successful, trading in the Company’s ordinary shares and warrants would be suspended, and a Form 25-NSE would be filed with the Securities and Exchange Commission, which would remove the Company’s ordinary shares and warrants from listing on Nasdaq.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to: the Company’s intention to appeal Nasdaq’s delisting determination and thereby stay the suspension, and the removal from listing and registration, of the Company’s securities from Nasdaq; the Company's ability to restore its level of shareholders’ equity to $2.5 million and meet the Equity Standard for continued listing on the Nasdaq Capital Market; and all other statements that are not historical facts. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to, that: the Company may not be successful in its appeal of the Staff’s determination; or the Company may not be granted additional time to achieve or maintain at least $2.5 million of shareholders’ equity and meet the Equity Standard of the Nasdaq Capital Market. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 17, 2026, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 14, 2026. Those filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise those forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILEXION THERAPEUTICS CORP

Date: August 21, 2026	By:	/s/ Ilan Hadar
	Name:	Ilan Hadar
	Title:	Chief Executive Officer